UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2020

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Energy and Water Development Corp.

(Exact name of registrant as specified in its charter)

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Florida	000-56030	30-0781375
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7901 4th St. N, Suite 4174

St. Petersburg, FL 33702

 (Address of Principal Executive Office) (Zip Code)

305-517-7330

(Registrant’s telephone number, including area code)

Eurosport Active World Corporation

444 Brickell Ave., Suite 51270, Miami, Florida 33131

 (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

On January 9, 2020, the Company entered into a Settlement Agreement with each of Ralph Hofmeier, the Company’s President, Chief Executive Officer and Chairman of the Board, and Irma Velazquez, the Company’s Chief Operating Officer and Vice-Chairman  (each a “Settlement Agreement”) whereby (i) Mr. Hofmeier agreed to receive an aggregate 1,022,095 shares of Common Stock and 2,022,488 shares of Series A Preferred Stock in full and complete satisfaction of an aggregate $1,175,000.00 in unpaid compensation owed to him pursuant to his January 1, 2012 employment agreement with the Company and (ii) Ms. Velazquez agreed to receive an aggregate 1,022,095 shares of Common Stock and 1,778,488 shares of Series A Preferred Stock in full and complete satisfaction of an aggregate $1,063,000.00 in unpaid compensation owed to her pursuant to her January 1, 2012 employment agreement with the Company.

The foregoing summary of the Settlement Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreements, filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Settlement and Release Agreement dated January 9, 2020 by and between Ralph M. Hofmeier and Energy and Water Development Corp.
10.2	Settlement and Release Agreement dated January 9, 2020 by and between Irma Velazquez and Energy and Water Development Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy and Water Development Corp.

Dated: January 14th, 2020	By:	/s/ Ralph Hofmeier
	Name: Title:	Ralph Hofmeier President, Chief Executive Office